Exhibit 5.1 Opinion of Greensfelder, Hemker & Gale, P.C.

Greensfelder, Hemker & Gale, P.C.
2000 Equitable Building
10 South Broadway
St. Louis, MO 63102

T: 314-241-9090
F: 314-241-8624
www.greensfelder.com

March 18, 2010

Enterprise Financial Services Corp
150 North Meramec Avenue
Suite 300
Clayton, MO 63105

To Whom It May Concern:

     We have acted as counsel to Enterprise Financial Services Corp (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement of the Company on Form S-3 under the Securities Act of 1933, as amended, (the “Registration Statement”), with respect to up to 1,931,610 shares of the Company’s Common Stock (the “Common Stock”).

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents or public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In rendering the opinions expressed below, we express no opinion other than as to the laws of the State of Missouri and the General Corporation Law of the State of Delaware.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and are legally issued, fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. We do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

GREENSFELDER, HEMKER & GALE, P.C.

By	/s/ Greensfelder, Hemker & Gale, P.C.
Greensfelder, Hemker & Gale, P.C.